Exhibit 10.11

CONTRIBUTION AGREEMENT

by and between

Global Innovation Partners, LLC,

a Delaware limited liability company,

and

Digital Realty Trust, L.P.,

a Maryland limited partnership

Dated as of July 31, 2004

i

ii

EXHIBIT LIST

EXHIBITS		SECTION FIRST REFERENCED

A	Contributor’s Partnership Interests and Participating Properties	Recital A

B	Contribution and Assumption Agreement	1.1

C	Representations, Warranties and Indemnities of Contributor	3.3

D	Total Consideration	1.5

E	Form of Estoppel Certificate	2.3(i)

F	Form of Pledge Agreement	Exhibit C, 3.3

SCHEDULES

1.2	List of Contributed Assets and Assumed Agreements	1.2

1.4	List of Assumed Liabilities	1.4

2.3(i)	List of Tenant Estoppels	2.3(i)

APPENDICES

A	Disclosure Schedule	3.3

iii

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (including all exhibits, hereinafter referred to as this “Agreement”) is made and entered into as of July 31, 2004 by and between Digital Realty Trust L.P., a Maryland limited partnership (the “Operating Partnership”), and Global Innovation Partners, LLC, a Delaware limited liability company (the “Contributor”).

RECITALS

A. The Contributor currently owns a ninety-nine percent (99%) limited partnership interest in the Operating Partnership. The Operating Partnership desires to consolidate the ownership of a portfolio of properties listed on Exhibit A (the “Participating Properties”) through a series of transactions (the “Formation Transactions”) whereby the Operating Partnership will acquire direct interests in the Participating Properties (the “Property Interests”) or, directly or indirectly, some or all of the interests in certain limited partnerships, certain limited liability companies and certain other entities (collectively, the “Participating Partnerships”), which currently own directly or indirectly the Participating Properties, or a combination of the foregoing.

B. The Formation Transactions relate to the proposed initial public offering (the “Public Offering”) of the common stock of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), which will operate as a self-administered and self-managed real estate investment trust (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”) and which is the sole general partner of the Operating Partnership.

C. The owners of the Property Interests and the partners and members of the Participating Partnerships will either transfer their Property Interests or interests in the Participating Partnerships, as applicable, to the Operating Partnership in exchange for units of limited partnership interest (“Partnership Units”) in the Operating Partnership, with each Partnership Unit being equal in value to one share of common stock of the REIT.

D. The Contributor owns interests in the Participating Partnerships as set forth on Exhibit A (each, a “Partnership”, and collectively, the “Partnerships”) which Partnerships own directly or indirectly interests in certain of the Participating Properties as set forth on Exhibit A (each, a “Property” and together the “Properties”). As used herein, “Partnership Agreement” means the respective partnership agreement, limited liability company agreement or membership agreement, as applicable, under which each Partnership was formed (including all amendments or restatements).

E. The Contributor desires to, and the Operating Partnership desires the Contributor to, contribute to the Operating Partnership, all of its right, title and interest, free and clear of all Liens (as defined in Exhibit C), as a partner or member in each of the Partnerships, including, without limitation, all of its voting rights and interests in the capital, profits and losses of the Partnerships or any property distributable therefrom, constituting all of its interests in and to the Partnerships (such right, title and interest in and to the Partnerships are hereinafter collectively referred to as the “Partnership Interests”), in exchange for Partnership Units, on the terms and subject to the conditions set forth herein.

F. The Contributor acknowledges that the Operating Partnership may decide that, rather than acquiring all of the direct and indirect interests in the entity that owns a certain Property or acquiring a Partnership Interest by direct transfer, it is more desirable for the Operating Partnership to acquire a particular Property by a direct contribution of such Property from the Partnership that owns such Property (a “Direct Contribution”), or by a transfer of interests in a subsidiary of a Partnership to the Operating Partnership, the Company or an affiliate of either of them (a “Subsidiary Contributor”), or by a merger of a Partnership or a subsidiary thereof with and into the Company, the Operating Partnership or an affiliate of either of them (a “Merger”), or to divide a Partnership or a subsidiary thereof into more than one partnership to facilitate the Formation Transactions (a “Division”); and the Contributor desires to give the Operating Partnership the right, in the Operating Partnership’s sole discretion, to engage in any Direct Contribution, Merger or Division on the terms and conditions described herein (provided, however, such alternative transaction may involve the issuance of an equivalent number of shares of Common Stock of the Company instead of Partnership Units) without the need to seek any further consent or action of the Contributor, and will give hereby an irrevocable power of attorney as set forth in Article 6 hereof and irrevocable consents as set forth in Section 5.4 hereof.

G. In addition to the contribution of Partnership Interests contemplated hereby, as part of the Formation Transactions, the Contributor desires to contribute certain assets and liabilities to the Operating Partnership in exchange for Partnership Units, and the Operating Partnership desires to acquire such assets and liabilities.

H. Following the contribution of Partnership Interests and any other assets or liabilities to the Operating Partnership, the Contributor shall convey out pursuant to the terms of the Allocation Agreements, dated the date hereof, between the Contributor and certain of its members (the “Allocation Agreements”) Partnership Units to certain of its members (the “Selling Members”). Immediately after the Public Offering, the Selling Members will sell their Partnership Units to the Company in exchange for cash pursuant to the terms of the Unit Purchase Agreements, dated the date hereof, between the Selling Members and the Company (the “Unit Purchase Agreements”). The parties acknowledge that the Operating Partnership’s acquisition of the Partnership Interests, the Contributed Assets (as defined in Section 1.2(a) below) and the Assumed Agreements (as defined below), and the assumption of the Assumed Liabilities (as defined in Section 1.4 below) is in anticipation of the consummation of the Formation Transactions and the Public Offering. It is understood that the Operating Partnership may acquire interests in additional properties with the proceeds of the Public Offering.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

TERMS OF AGREEMENT

ARTICLE 1.

CONTRIBUTION OF PARTNERSHIP INTERESTS

AND EXCHANGE FOR PARTNERSHIP UNITS

Section 1.1 Contribution of Partnership Interests. At the Closing (as defined in Section 2.2 herein) and subject to the terms and conditions contained in this Agreement, the Contributor shall contribute, transfer, assign, convey and deliver to the Operating Partnership, absolutely and unconditionally, and free and clear of all Liens, all of its right, title and interest to the Partnership Interests and Property Interests (if any), including all of the Contributor’s rights and interests to the Partnerships and all rights to indemnification in favor of the Contributor under the agreements pursuant to which the Contributor or its affiliates acquired the Partnership Interests and Property Interests (if any) transferred pursuant to this Agreement. The contribution of the Contributor’s Partnership Interests shall be evidenced by a Contribution and Assumption Agreement in substantially the form of Exhibit B attached hereto. The parties shall take such additional actions and execute such additional documentation as may be required by each relevant Partnership Agreement and the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “OP Agreement”) or as reasonably requested by the Operating Partnership in order to effect the transactions contemplated hereby.

Section 1.2 Contribution of Assets. At the Closing and subject to the terms and conditions contained in this Agreement, the Contributor shall contribute, transfer, assign convey and deliver to the Operating Partnership, and the Operating Partnership shall acquire and accept, all of the Contributor’s right, title and interest in and to (i) those assets listed on Schedule 1.2, if any, and all right, title and interest held directly or indirectly by the Contributor in (x) all Fixtures and Personal Property (as defined in Exhibit C) related to the Properties contributed by Direct Contribution, if any, and (y) all intangible personal property now or hereafter used in connection with the operation ownership, maintenance, management or occupancy of the Properties contributed by Direct Contribution, if any (collectively, the “Contributed Assets”), and (ii) those certain agreements listed on Schedule 1.2, if any, and all agreements and arrangements related to the Properties contributed by Direct Contribution, if any, to which Contributor is a party, directly or indirectly, including without limitation, all tenant leases and Service Contracts (as defined in Section 2.23 of Exhibit C) (collectively, the “Assumed Agreements”), and in each case, free and clear of any and all Liens, subject only to the Permitted Liens (as defined in Exhibit C). The contribution of the Contributed Assets and the Assumed Agreements and the assumption of all obligations thereunder shall be evidenced by the Contribution and Assumption Agreement.

Section 1.3 Excluded Assets. Notwithstanding the foregoing, the parties expressly acknowledge and agree that all assets and properties of the Contributor set forth on Schedule 1.3, if any, shall be deemed “Excluded Assets” and not contributed, transferred, assigned, conveyed or delivered to the Operating Partnership pursuant to this Agreement, and the Operating Partnership shall not have any rights or obligations with respect thereto.

Section 1.4 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Operating Partnership shall assume from the Contributor and thereafter pay, perform or discharge in accordance with their terms all of the liabilities of the Contributor listed on Schedule 1.4, if any, (the “Assumed Liabilities”).

Section 1.5 Consideration and Exchange of Partnership Units. Subject to Section 1.6, the Operating Partnership shall, in exchange for the Partnership Interests, the Property Interests (if any), the Contributed Assets, the Assumed Liabilities and the Assumed Agreements, transfer to the Contributor the number of Partnership Units set forth on Exhibit D. The transfer of the Partnership Units to the Contributor shall be evidenced by either an amendment (the “Amendment”) to the OP Agreement or by certificates relating to such Partnership Units (the “Certificates”) in either case, as determined by the Operating Partnership, in such form as shall be reasonably acceptable to the Contributor. The parties shall take such additional actions and execute such additional documentation as may be required by the relevant Partnership Agreements and the OP Agreement in order to effect the transactions contemplated hereby.

Section 1.6 Adjusted Consideration. The Operating Partnership reserves the right not to acquire any particular interest that constitutes part of the Partnership Interests, if in good faith the Operating Partnership determines that the ownership of such interest or the underlying Property would be inappropriate for the Operating Partnership. The Contributor hereby agrees that, in such event, the Contributor’s Total Consideration as indicated on Exhibit D may be reduced by a number of Partnership Units set forth on Exhibit D with respect to such Property.

The risk of loss relating to the Contributor’s Partnership Interests and the underlying Properties prior to the Closing shall be borne by the Contributor. If, prior to the Closing, any Property is partially or totally destroyed or damaged by fire or other casualty, or is taken by eminent domain or through condemnation proceedings, then the Operating Partnership may, at its option, determine not to acquire the particular interest in the Partnership that directly or indirectly owns the Property that has been partially or totally destroyed, damaged or taken. After the occurrence of any such casualty or condemnation affecting a Property, the Operating Partnership may also, at its option, elect to (a) acquire the Contributor’s particular interest in any such Partnership that directly or indirectly owns the affected Property, (b) direct the Contributor to pay or cause to be paid to the Operating Partnership any sums collected by the Contributor, if any, under any policies of insurance, if any, or award proceeds relating to such casualty or condemnation, if any and otherwise assign to the Operating Partnership all rights of the Contributor to collect such sums as may then be uncollected, and/or (c) to the extent available to the Contributor, adjust or settle any insurance claim or condemnation proceeding. Under such circumstances, the Contributor’s Total Consideration shall be reduced by its pro rata share of the amount of any deductibles under the applicable insurance policies or award (based on its ownership interest in the underlying asset). Insurance on the transferred Partnership Interests shall be assigned to the Operating Partnership at the Closing.

Section 1.7 Treatment as Contribution. The transfer, assignment and exchange effectuated pursuant to this Agreement shall constitute a “Capital Contribution” to the Operating Partnership pursuant to Article 4 of the OP Agreement and is intended to be governed by Section 721(a) of the Code, and the Contributor (including any transferor in connection with a Direct Contribution, if any, as provided hereunder) hereby consents to such treatment.

Section 1.8 Allocation of Total Consideration. The Total Consideration shall be allocated in a manner reasonably agreed upon by the Operating Partnership and the Contributor. The Operating Partnership and the Contributor agree to (i) be bound by the allocation, (ii) act in accordance with the allocation in the preparation of financial statements and filing of all tax returns and in the course of any tax audit, tax review or tax litigation relating thereto and (iii) take no position and cause their affiliates that they control to take no position inconsistent with the allocation for income tax purposes.

Section 1.9 Term of Agreement. If the Closing does not occur by March 31, 2005 (the “Termination Date”), this Agreement shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership nor the Contributor shall have any further obligations hereunder except as specifically set forth herein.

Section 1.10 Final Year Allocations. To the extent a Partnership Agreement does not provide for final year tax allocations, if applicable, the parties hereto agree to use the “interim closing of the books” method as provided in Section 706 of the Code (or another method if agreed to by such parties) to allocate income and loss for the year in which the Formation Transactions close.

Section 1.11 Property Tax Reassessment. Notwithstanding anything to the contrary contained herein with respect to the delivery of Partnership Units to the Contributor as part of the Total Consideration, the number of Partnership Units having an aggregate value of One Million Dollars ($1,000,000) (the “Holdback Units”), based on one Partnership Unit being equal in value to the Public Offering price for one share of the Company’s common stock, shall be held by the Operating Partnership in trust for the benefit of the Contributor for a period up to the earlier of: (a) receipt of notice(s) of reassessment confirming the new assessed valuation of each Property as a result of the IPO Closing, or (b) thirty-six (36) months following the Closing Date (the “Reassessment Period”) pursuant to this Section 1.11. In the event of a reassessment of the property value of any Property during the Reassessment Period due to the consummation of the transactions contemplated by this Agreement, that portion of the Holdback Units with a value (based on the Public Offering price of one share of the Company’s common stock) equal to the additional annual real property taxes payable as a result of the reassessment in the sixty (60)-month period following the Closing which cannot be passed through to the tenants of the applicable Property shall be surrendered and forfeited by the Contributor. Other than with respect to the Holdback Units as provided in this Section 1.11, the Contributor shall have no further obligations for any reassessment of the assessed value of the Properties. After the Reassessment Period, the Operating Partnership shall deliver to the Contributor any Holdback Units not forfeited by the Contributor pursuant to this Section 1.11.

ARTICLE 2.

CLOSING

Section 2.1 Conditions Precedent. The obligations of the Operating Partnership to effect the transactions contemplated hereby shall be subject to the following conditions precedent:

(a) The representations and warranties of the Contributor contained in this Agreement shall have been true and correct in all material respects (except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on the date such representations and warranties were made and on the Closing Date as if made at and as of such date, except that this condition precedent shall not apply with respect to the representation and warranties of the Contributor related to the Carrier Center “Property” (as such term is defined in the Option Agreement, dated as of the date hereof (the “Option Agreement”), by and between the Operating Partnership and the Contributor);

(b) The obligations of the Contributor contained in this Agreement to be performed by it shall have been duly performed by it on or before the Closing Date and the Contributor shall not have breached any of its covenants contained herein in any material respect;

(c) Concurrently with the Closing, the Contributor, directly or through the Attorney-in-Fact (as defined below), shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to Section 2.3 hereof;

(d) The Contributor shall have obtained and delivered to the Operating Partnership any consents or approvals of any Governmental Entity (as defined in Exhibit C) or third parties (including, without limitation, any lenders and lessors) required to consummate the transactions contemplated hereby and the Formation Transactions as listed in the Disclosure Schedule;

(e) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened; and

(f) There shall not have occurred between the date hereof and the Closing Date any material adverse change in any of the assets, business, financial condition, results or prospects of operation of the Partnerships and the Participating Properties, taken as a whole.

Any or all of the foregoing conditions may be waived by the Operating Partnership in its sole and absolute discretion.

Section 2.2 Time and Place. The date, time and place of the transactions contemplated hereunder shall be on the date that the Operating Partnership designates after fulfillment of the conditions under Section 2.1 with two (2) days prior written notice to the Contributor, at 10:00 a.m. in the office of Latham & Watkins LLP, 633 West Fifth Street, Sixth Floor, Los Angeles, California (the “Closing” or “Closing Date”). The date, time and place of the consummation of the Public Offering, which shall occur after the Closing, shall be referred to herein as the “IPO Closing.”

Section 2.3 Closing Deliveries. At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through the Attorney-in-Fact (see Section 6.1 below), the legal documents and other items (collectively the “Closing Documents”) necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith, which Closing Documents and other items shall include, without limitation, the following:

(a) The Contribution and Assumption Agreement in the form attached hereto as Exhibit B;

(b) The OP Agreement;

(c) The Amendment or the Certificates evidencing the transfer of Partnership Units to the Contributor;

(d) All books and records, title insurance policies, leases, lease files, contracts, stock certificates, original promissory notes, and other indicia of ownership with respect to each Partnership (and any subsidiary Participating Partnership) which are in the Contributor’s possession or which can be obtained through the Contributor’s reasonable efforts;

(e) An affidavit from the Contributor, stating under penalty of perjury, the Contributor’s United States Taxpayer Identification Number and that the Contributor is not a foreign person pursuant to Section 1445(b)(2) of the Code and a comparable affidavit satisfying California and any other withholding requirements;

(f) Any other documents reasonably requested by the Operating Partnership or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver the Contributor’s Partnership Interests or, if the Operating Partnership elects, the Properties directly, free and clear of all Liens (subject to the Permitted Liens if the Properties are transferred directly) and effectuate the transactions contemplated hereby, including, without limitation, and only to the extent applicable, quitclaim deeds and/or grant deeds (if transferred directly), assignments of ground leases, air space leases and space leases, bills of sale, assignments, and all state and local transfer tax returns and any filings with any applicable governmental jurisdiction in which the Operating Partnership is required to file its partnership documentation or the recording of the Contribution and Assumption Agreement or deed or other Property Interests transfer documents is required;

(g) Any other documents as may be necessary to enable a title insurance company (acceptable to the Operating Partnership in its sole discretion) to commit to issue to the Operating Partnership effective as of the Closing an ALTA owner or leasehold policies of title insurance with such endorsements the Operating Partnership may reasonably request (including, without limitation, non-imputation endorsements to the extent available) with an aggregate of eighty percent (80%) coverage for each of the Properties (with a tie-in endorsement with respect to the Properties located in any state for which such tie-in endorsements can be issued) and levels of reinsurance for the Properties as reasonably acceptable to the Operating Partnership, insuring fee simple and/or leasehold title to all real property and improvements comprising all or any part of the Property Interests to the Operating Partnership as the Operating Partnership may designate, subject only to the Permitted Liens (collectively, the “Title Policies”).

(h) If requested by the Operating Partnership, a certified copy of all appropriate corporate resolutions or partnership actions authorizing the execution, delivery and performance by the Contributor of this Agreement, any related documents and the documents listed in this Section 2.3;

(i) Estoppel certificates from the tenants listed on Schedule 2.3(l) substantially in the form of Exhibit E, to the extent such estoppel certificates are in the form required pursuant to such tenants’ respective leases, otherwise, in the form required under such tenants’ respective lease;

(j) The Operating Partnership and the Company shall provide the Contributor with a certification regarding the accuracy of each of their respective representations and warranties herein and in this Agreement as of such date; and

(k) Pledge Agreement in the form attached hereto as Exhibit F.

Section 2.4 IPO Closing Deliveries. At the IPO Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through the Attorney-in-Fact (see Section 6.1 below), the legal documents and other items (collectively the “IPO Closing Documents”) necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith, which IPO Closing Documents and other items shall include, without limitation, the following:

(a) The Registration Rights Agreement between the Contributor, certain other parties and the Company;

(b) The Pledge Agreement (as defined in Exhibit C); and

(c) If requested by the Operating Partnership, a certified copy of all appropriate corporate resolutions or partnership actions authorizing the execution, delivery and performance by the Contributor of this Agreement, any related documents and the documents listed in this Section 2.4.

Section 2.5 Closing Costs. Subject to Section 1.11. the Operating Partnership shall pay any documentary transfer taxes, reassessments escrow charges, title charges and recording taxes or fees incurred in connection with the transactions contemplated hereby. The Contributor shall be responsible for any withholding taxes required to be paid and/or withheld in respect of the Contributor at Closing as a result of Contributor’s tax status.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES AND INDEMNITIES

Section 3.1 Representations and Warranties of the Operating Partnership. The Operating Partnership hereby represents and warrants to the Contributor that:

(a) Organization; Authority. The Operating Partnership has been duly formed and is validly existing under the laws of the jurisdiction of its formation and is and at the effective time of the Public Offering and at the Closing shall be treated as a “partnership” for federal income tax purposes, and has all requisite power and authority to enter this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and own, lease or operate its property and to carry on its business as described in the Prospectus (as defined in Exhibit C) and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

(b) Due Authorization. The execution, delivery and performance of this Agreement by the Operating Partnership has been duly and validly authorized by all necessary action of the Operating Partnership. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable against the Operating Partnership in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Contributor made hereunder and except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date or the IPO Closing, as applicable, and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect (as defined below).

(d) Partnership Matters. The Partnership Units which will be part of the Total Consideration, when issued and delivered in accordance with the terms of this Agreement for the consideration described herein, will be duly and validly issued, and free of any Liens other than any Liens arising through the Contributor. Upon such issuance, the Contributor will be admitted as a limited partner of the Operating Partnership. At all times prior to the execution of this Agreement, the Operating Partnership has no material assets, debts or liabilities of any kind.

(e) Non-Contravention. Assuming the accuracy of the representations and warranties of Contributor made hereunder, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby and the consummation of the contribution transactions contemplated hereby and thereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Operating Partnership or any of its properties or assets may be bound, or (B) violate or conflict with any judgment, order, decree or law applicable to the Operating Partnership or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a Material Adverse Effect.

(f) Solvency. Assuming the accuracy of the representations and warranties of the Contributor made hereunder, the Operating Partnership will be solvent immediately following the transfer of the Partnership Interests and the Contributed Assets to the Operating Partnership.

Section 3.2 Representations and Warranties with respect to the Company. The Operating Partnership hereby represents and warrants to the Contributor with respect to the Company that:

(a) Organization; Authority. The Company has been duly formed and is validly existing under the laws of the jurisdiction of its formation, and has all requisite power and authority to own, lease or operate its property and to carry on its business as described in the Prospectus and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

(b) Due Authorization. Each agreement, document and instrument contemplated by this Agreement and executed and delivered by or on behalf of the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company, each enforceable against the Company in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Contributor made hereunder and except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement (by the Operating Partnership) and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date or the IPO Closing, as applicable, and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect.

(d) Non-Contravention. Assuming the accuracy of the representations and warranties of Contributor made hereunder, none of the execution, delivery or performance of this Agreement (by the Operating Partnership), any agreement contemplated hereby and the consummation of the contribution transactions contemplated hereby and thereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Company or any of its properties or assets may be bound or (B) violate or conflict with any judgment, order, decree, or law applicable to the Company or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a Material Adverse Effect.

(e) REIT Status. The Company is and at the effective time of the Public Offering and Closing shall be organized and operated in a manner so as to qualify as a “real estate investment trust” under Sections 856 through 860 of the Code.

(f) Common Stock. Upon issuance thereof, the common stock issuable in exchange for the Partnership Units upon the redemption of such Partnership Units in accordance with terms of the Partnership Agreement will be duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive or similar rights created by statute or any agreement to which the Company is a party or by which it is bound.

Except as set forth in Section 3.1 and this Section 3.2, the Operating Partnership makes no representation or warranty of any kind, express or implied, and the Contributor acknowledges that it has not relied upon any other such representation or warranty.

Section 3.3 Representations and Warranties of Contributor. The Contributor represents and warrants to the Operating Partnership as provided in Exhibit C attached hereto (subject to qualification by the disclosures in the disclosure schedule attached hereto as Appendix A (the “Disclosure Schedule”), and acknowledges and agrees to be bound by the indemnification provisions contained therein.

Section 3.4 Indemnification. From and after the Closing Date, the Operating Partnership shall indemnify and hold harmless the Contributor and the Contributor’s directors, officers, managers, members, employees, agents and representatives, as well as its affiliates (each of which is an “Indemnified Contributor Party”) from and against any and all claims, losses, damages, liabilities and expenses, including without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses,”) asserted against, imposed upon or incurred by the Indemnified Contributor Party in connection with or as a result of: (i) any breach of a representation, warranty or covenant of the Operating Partnership contained in this Agreement or any Schedule, Exhibit, certificate or affidavit, or any other document delivered hereby, (ii) all fees, costs and expenses of the Operating Partnership in connection with the transactions contemplated by this Agreement, (iii) the failure of the Operating Partnership after the Closing Date to perform any obligation required to be performed pursuant to any contract or obligation assigned to and assumed by the Operating Partnership (including the Assumed Agreements), and (iv) the Assumed Liabilities.

Section 3.5 Matters Excluded from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Operating Partnership shall have no obligation under this Agreement to indemnify or hold harmless the Contributor from (i) any Losses arising as a direct result of the Contributor’s breach of this Agreement or (ii) any Losses arising as a result of the Excluded Liabilities (as defined in Exhibit C).

ARTICLE 4.

COVENANTS

Section 4.1 Covenants of Contributor.

(a) From the date hereof through the Closing, and except in connection with the Formation Transactions, Contributor shall not, without the prior written consent of the Operating Partnership:

(i) Sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of its interest in the Partnership Interests or Contributed Assets or all or any portion of its interest in the Properties or the Property Interests; or

(ii) Except as otherwise disclosed in the Disclosure Schedule, mortgage, pledge or encumber all or any portion of its Partnership Interests or Contributed Assets.

(b) From the date hereof through the Closing, and except in connection with the Formation Transactions, the Contributor, shall to the extent within its control, conduct the Partnerships’ business in the ordinary course of business consistent with past practice, and shall, to the extent within its control and consistent with its obligations under the Partnerships’ operating agreements, not permit any Partnership, without the prior written consent of the Operating Partnership, to:

(i) Enter into any material transaction not in the ordinary course of business with respect to the Property;

(ii) Except as otherwise disclosed in the Disclosure Schedule, mortgage, pledge or encumber (other than by Permitted Liens) any assets of such Partnership, except (A) liens for taxes not delinquent, (B) purchase money security interests in the ordinary course of such Partnership’s business, and (C) mechanics’ liens being disputed by such Partnership in good faith and by appropriate proceeding in the ordinary course of such Partnership’s business;

(iii) Cause or permit any Partnership to change the existing use of any Property;

(iv) Cause or take any action that would render any of the representations or warranties regarding the Properties as set forth on Exhibit C untrue in any material respect; or

(v) Make any distribution to its partners or members related to the Partnerships or the Properties, except in the ordinary course of business consistent with past practices or as permitted by this Agreement; provided, however, that the Contributor shall give twenty (20) days advance notice to the Operating Partnership thereof, and any such distribution shall require the Operating Partnership’s consent (which shall not be unreasonably withheld).

(c) From the date hereof, the Contributor agrees to provide the Operating Partnership with such tax information relating to the Partnership Interests and the Properties as reasonably requested by the Operating Partnership and to cooperate with the Operating Partnership with respect to its filing of tax returns.

Section 4.2 Tax Covenants.

(a) The Contributor and the Operating Partnership shall provide each other with such cooperation and information relating to any of the Partnership Interests or the Properties as the parties reasonably may request in (i) filing any tax return, amended tax return or claim for tax refund, (ii) determining any liability for taxes or a right to a tax refund, (iii) conducting or defending any proceeding in respect of taxes, or (iv) performing tax diligence, including with respect to the impact of this transaction on the Company’s tax status as a REIT. The Operating Partnership shall promptly notify the Contributor in writing upon receipt by the Operating Partnership or any of its affiliates of notice of (i) any pending or threatened tax audits or assessments with respect to the income, properties or operations of any of the Partnerships and (ii) any pending or threatened federal, state, local or foreign tax audits or assessments of the Operating Partnership or any of its affiliates, in each case which may affect the liabilities for taxes of the Contributor with respect to any tax period ending before or as a result of the Closing. The Contributor shall promptly notify the Operating Partnership in writing upon receipt by the Contributor or any of its affiliates of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the income, properties or operations of any of the Partnerships. Each of the Operating Partnership and the Contributor may participate at its own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing Date, provided, that the Contributor shall have the right to control the conduct of any such audit or proceeding or portion thereof for which the Contributor (or its owners) has acknowledged liability (except as a partner of the Operating Partnership) for the payment of any additional tax liability, and the Operating Partnership shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither the Operating Partnership nor the Contributor may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse tax effect on the other party or its affiliates without the consent of the other party, such consent not to be unreasonably withheld. The Contributor and the Operating Partnership shall retain all tax returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such tax returns and other documents relate and until the final determination of any tax in respect of such years.

(b) With respect to each Property that is contributed to the Operating Partnership pursuant to this Agreement, the Operating Partnership and the Contributor agree that the Operating Partnership shall use the “traditional method”, as described in Regulations Section 1.704-3(b), to make allocations of taxable income and loss among the partners of the Operating Partnership.

Section 4.3 Post-Closing Unwinding. If after the Closing, the IPO Closing has not occurred within thirty (30) days therefrom, the Operating Partnership agrees to take all reasonable actions to unwind all of the transactions contemplated by this Agreement, including without limitation reassigning, reconveying or otherwise transferring all Partnership Interests, Property Interests, if any, Contributed Assets, and Assumed Agreements and Assumed Liabilities which have been transferred as of the Closing. In such event, the parties shall cooperate with one another to effectively accomplish such unwinding for the record, including recording, if appropriate, quit claim deeds with respect to the Properties.

ARTICLE 5.

WAIVERS AND CONSENTS

Each of the releases and waivers enumerated in this Article 5 shall become effective only upon the Closing of the contribution and exchange of the Partnership Interests pursuant to Articles 1 and 2 herein.

Section 5.1 Waiver of Rights Under Partnership Agreements; Consents With Respect to Partnership Interests.

(a) As of the Closing, the Contributor waives and relinquishes all rights and benefits otherwise afforded to the Contributor under any Partnership Agreement including, without limitation, any rights of appraisal, rights of first offer or first refusal, buy/sell agreements, and any right to consent to or approve of the sale or contribution by the other partners or members of each Partnership of their Partnership Interests to the Operating Partnership, the Company or any direct or indirect subsidiary thereof and any and all notice provisions related thereto. The Contributor acknowledges that the agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby may conflict with, and may not have been contemplated by, certain Partnership Agreements or other agreements among one or more holders of such Partnership Interests or one or more of the partners of any such Partnership. With respect to each Partnership and each Property in which a Partnership Interest of the Contributor represents a direct or indirect interest, the Contributor expressly gives all Consents (and any consents necessary to authorize the proper parties in interest to give all Consents) and Waivers it is entitled to give that are necessary or desirable to (i) facilitate any Conveyance Action (as hereinafter defined) relating to such Partnership or Property, (ii) cause the Partnership to have authority to transfer the Partnership Interests or Properties to the Operating Partnership, and (iii) receive Partnership Units directly from the Partnership if the Partnership or one or more of the Partnership’s subsidiaries transfers assets or interests directly to the Operating Partnership (rather than the Contributor contributing its or his Partnership Interests hereunder) and to reduce the consideration otherwise payable by the Operating Partnership hereunder as a result of such direct transfer by the Partnership or its subsidiaries on account of the Contributor receiving any amount reduced hereunder from such Partnership or its subsidiaries making such direct transfer. In addition, if the transactions contemplated hereby occur, this Agreement shall be deemed to be an amendment to any Partnership Agreement to the extent the terms herein conflict with the terms thereof, including without limitation, terms with respect to allocations, distributions and the like. In the event the transactions contemplated by this Agreement do not occur, nothing in this Agreement shall be deemed to be or construed as an amendment or modification of, or commitment of any kind to amend or modify, the Partnership Agreements, which shall remain in full force and effect without modification.

(b) As used herein, the term “Conveyance Action” means, with respect to any Partnership having a direct or indirect ownership interest in any Property Interest, (i) the transfer, conveyance or agreement to convey by a partner thereof or by any holder of an indirect interest therein (whether or not such partner or holder is the Contributor hereunder) directly, by Direct Contribution, Merger, Division or otherwise of its direct or indirect interest in such Partnership or Property to the Operating Partnership or the Company or (ii) the entering into by any such partner or holder any agreement relating to (x) the formation of the Operating Partnership or the Company, or (y) the direct or indirect acquisition by the Operating Partnership or the Company of any such direct or indirect interest or (iii) the taking by any such partner or holder of any action necessary or desirable to facilitate any of the foregoing, including, without limitation, the following (provided that the same are taken in furtherance of the foregoing): any sale or distribution to any Person of a direct or indirect interest in such Partnership or Property, the entering into any agreement with any Person that grants to such Person the right to purchase a direct or indirect interest in such Partnership or Property, and the giving of the Consents and Waivers contained in this Section or consents or waivers similar thereto in form or purpose.

(c) As used herein, the term “Consents” means, with respect to any such Partnership or Property, any consent necessary or desirable under any Partnership Agreement or any other agreement among all or any of the holders of interests therein or any other agreement relating thereto or referred to therein (i) to cause the Partnership to have authority to permit any and all Conveyance Actions relating to such Partnership or Property or to amend any such Partnership Agreement and/or other agreements so that no provision thereof prohibits, restricts, impairs or interferes with any Conveyance Action (such amendments to include, without limitation, the deletion of provisions which cause a default under such agreement if interests therein are transferred for cash), (ii) to admit the Operating Partnership as a substitute member or partner of such Partnership upon the Operating Partnership’s acquisition of a Partnership Interest therein, respectively, and to adopt such amendment as is necessary or desirable to effect such admission, (iii) to adopt any amendment to a Partnership Agreement as may be reasonably be deemed desirable by the Operating Partnership, either simultaneously with or immediately prior to the acquisition of any interest therein, and (iv) to continue such Partnership following the transfer of interest therein to the Operating Partnership.

(d) As used herein, the term “Waivers” means, with respect to a Partnership or a Property of which a Partnership Interest of the Contributor represents a direct or indirect interest, the waiving of any and all rights that the Contributor may have with respect to, and (to the extent controlled by the Contributor) that any such other Person may have with respect to, or that may accrue to the Contributor or such other controlled Person upon the occurrence of, a Conveyance Action relating to such Partnership or Property, including, but not limited to, the following rights: rights of notice, rights to response periods, rights to purchase the direct or indirect interests of another partner in such Partnership or Property or to sell the Contributor’s or other Person’s direct or indirect interest therein to another partner, rights to sell the Contributor’s or other Person’s direct or indirect interest therein at a price other than as provided herein, or rights to prohibit, limit, invalidate, otherwise restrict or impair any such Conveyance Action or to cause a termination or dissolution of such Partnership because of such Conveyance Action. The Contributor further covenants that the Contributor will take no action to enjoin, or seek damages resulting from, any Conveyance Action by any holder of a direct or indirect interest in a Partnership or a Property in which a Partnership Interest of the Contributor represents a direct or indirect interest.

(e) The Waivers and Consents contained in this Section shall terminate upon the termination of this Agreement, except as to transactions completed hereunder prior to termination.

ARTICLE 6.

POWER OF ATTORNEY

Section 6.1 Grant of Power of Attorney. The Contributor hereby irrevocably appoints the Operating Partnership (or its designee) and any successor thereof from time to time (such Operating Partnership or designee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the “Attorney-In-Fact”) as the true and lawful attorney-in-fact and agent of the Contributor, to act in the name, place and stead of the Contributor to make, execute, acknowledge and deliver all such other deeds (including grant deeds if applicable), assignments, contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including without limitation the execution of any Closing Documents or other documents relating to the acquisition by the Operating Partnership of the Contributor’s Partnership Interests, the Contributed Assets, the Assumed Agreements or the Assumed Liabilities including, but not limited to, any registration rights agreements and any lock-up agreements), to provide information to the Securities and Exchange Commission and others about the transactions contemplated hereby and, in general, to do all things and to take all actions which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Agreement, as fully as could the Contributor if personally present and acting (the “Power of Attorney”). Further, the Contributor hereby grants to Attorney-in-Fact a proxy (the “Proxy”) to vote the Contributor’s Partnership Interests on any matter related to the Formation Transactions presented to any of the Partnerships’ partners for a vote, including, but not limited to, the transfer of interests in any Partnership by the other partners.

Each of the Power of Attorney and Proxy and all authority granted hereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of the Contributor, by operation of law or by the occurrence of any other event or events, and if any other such act or events shall occur before the completion of the transactions contemplated by this Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such other act or events had not occurred and regardless of notice thereof. The Contributor agrees that, at the request of Operating Partnership it will promptly execute and deliver to the Operating Partnership a separate power of attorney and proxy on the same terms set forth in this Article 6, such execution to be witnessed and notarized, and in recordable form (if necessary). The Contributor hereby authorizes the reliance of third parties on each of the Power of Attorney and Proxy.

The Contributor acknowledges that the Operating Partnership has, and any designee or successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Agreement.

Section 6.2 Limitation on Liability. It is understood that the Attorney-in-Fact assumes no responsibility or liability to any person by virtue of the Power of Attorney or Proxy granted by the Contributor hereby. The Attorney-in-Fact makes no representations with respect to and shall have no responsibility for the Formation Transactions or the Public Offering, or the acquisition of the Partnership Interests, the Contributed Assets or the Assumed Agreements by the Operating Partnership or the assumption of the Assumed Liabilities by the Operating Partnership and shall not be liable for any error or judgment or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith, or breach of this Agreement or the terms of its power of attorney provided for herein. The Contributor agrees to indemnify the Attorney-in-Fact for and to hold the Attorney-in-Fact harmless against any loss, claim, damage or liability (including reasonably attorneys’ fees) incurred on its part arising out of or in connection with it acting as the Attorney-in-Fact under the Power of Attorney or Proxy created by the Contributor hereby, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to its own gross negligence or bad faith, or breach of this Agreement or the terms of its power of attorney provided for herein. The Contributor agrees that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for Operating Partnership or its successors or affiliates), and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. It is understood that the Attorney-in-Fact may, without breaching any express or implied obligation to the Contributor hereunder, release, amend or modify any other power of attorney or proxy granted by any other person under any related agreement.

Section 6.3 Ratification; Third Party Reliance. The Contributor hereby ratifies and confirms that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of the exercise of the powers granted unto it by the Contributor under this Article 6, and the Contributor authorizes the reliance of third parties on this Power of Attorney and waives its rights, if any, as against any such third party for its reliance hereon.

ARTICLE 7.

MISCELLANEOUS

Section 7.1 Further Assurances. The Contributor and the Operating Partnership shall take such other actions and execute such additional documents following the Closing as the other may reasonably request in order to effect the transactions contemplated hereby.

Section 7.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.3 Governing Law. This Agreement shall be governed by the internal laws of the State of California, without regard to the choice of laws provisions thereof.

Section 7.4 Amendment; Waiver. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

Section 7.5 Entire Agreement. This Agreement, the exhibits and schedules hereto and the agreements referred to in Section 2.3 hereof constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, as the case may be. Exhibit C is incorporated in this Agreement by reference in its entirety, such that reference to this “Agreement” shall automatically include Exhibit C, and is subject to all of the provisions of this Article VII.

Section 7.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect, except that the Operating Partnership, may assign its rights and obligations hereunder to an affiliate.

Section 7.7 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 7.8 Third Party Beneficiary. Except as may be expressly provided or incorporated by reference herein, including, without limitation, the indemnification provisions hereof, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other person or entity.

Section 7.9 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

Section 7.10 Reliance. Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement, and that it has or will consult with its own advisors.

Section 7.11 Survival. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the Contributor and the Operating Partnership set forth in this Agreement shall survive the consummation of the transactions contemplated hereby. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

Section 7.12 Notice. Any notice to be given hereunder by any party to the other shall be given in writing by either (i) personal delivery, (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) facsimile transmission (provided such facsimile is followed by an original of such notice by mail or personal delivery as provided herein), and any such notice shall be deemed communicated as of the date of delivery (including delivery by overnight courier, certified mail or facsimile). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

To the Contributor:

Global Innovation Partners, LLC

2730 Sand Hill Road

Suite 280

Menlo Park, California 94025

Phone: (650) 233-3610

Facsimile: (650) 233-3601

Attn: Richard Magnuson

To the Operating Partnership:

Digital Realty Trust, L.P.

2730 Sand Hill Road

Suite 280

Menlo Park, California 94025

Phone: (650) 233-3610

Facsimile: (650) 233-3601

Attn: Michael Foust

Section 7.13 Equitable Remedies. The Contributor agrees that irreparable damage would occur to the Operating Partnership in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached. It is accordingly agreed that the Operating Partnership shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Contributor and to enforce specifically the terms and provisions hereof in any federal or state court located in California (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the Operating Partnership is entitled under this Agreement.

Section 7.14 Dispute Resolution. The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement or any other agreement between the parties), including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an “Arbitrable Claim”), shall, subject to Section 7.13 above, be settled by final and binding arbitration conducted in San Francisco, California. The arbitrability of any Arbitrable Claims under this Agreement shall be resolved in accordance with a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”) involving, first, mediation before a retired judge from the JAMS panel, followed, if necessary, by final and binding arbitration before the same, or if requested by either party, another JAMS panelist. Such dispute resolution process shall be confidential and shall be conducted in accordance with California Evidence Code Section 1119.

(i) Mediation. In the event any Arbitrable Claim is not resolved by an informal negotiation between the parties within fifteen (15) days after either party receives written notice that a Arbitrable Claim exists, the matter shall be referred to the San Francisco, California office of JAMS, or any other office agreed to by the parties, for an informal, non-binding mediation consisting of one or more conferences between the parties in which a retired judge will seek to guide the parties to a resolution of the Arbitrable Claims. The parties shall select a mutually acceptable neutral arbitrator from among the JAMS panel of mediators. In the event the parties cannot agree on a mediator, the Administrator of JAMS will appoint a mediator. The mediation process shall continue until the earliest to occur of the following: (i) the Arbitrable Claims are resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) thirty (30) days have elapsed since the Arbitrable Claim was first scheduled for mediation.

(ii) Arbitration. Should any Arbitrable Claims remain after the completion of the mediation process described above, the parties agree to submit all remaining Arbitrable Claims to final and binding arbitration administered by JAMS in accordance with the then existing JAMS

Arbitration Rules. Neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the California Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this subparagraph. The arbitrator is without jurisdiction to apply any substantive law other than the laws selected or otherwise expressly provided in this Agreement. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Such award may include reasonable attorneys’ fees to the prevailing party. Judgment upon the award may be entered in any court having jurisdiction thereof.

(iii) Costs. The arbitrator may, in its discretion, allocate the costs, fees and expenses incurred by the parties, as well as the fees and expenses of the mediator or arbitrator and the costs of the facility for the hearing, among the parties on the basis of fault.

(iv) Survivability. This dispute resolution process shall survive the termination of this Agreement. The parties expressly acknowledge that by signing this Agreement, they are giving up their respective right to a jury trial.

[signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.

“OPERATING PARTNERSHIP”

Digital Realty Trust, L.P., a Maryland limited partnership

By: Digital Realty Trust, Inc. a Maryland corporation
Its: General Partner

By:	/s/ MICHAEL F. FOUST
Michael F. Foust
Title:	Chief Executive Officer

“CONTRIBUTOR”

Global Innovation Partners, LLC, a Delaware limited liability company

By: Global Innovation Manager, LLC, its Manager

By:	/s/ RICHARD A. MAGNUSON
Richard A. Magnuson
Title:	Chief Executive Officer

S-1

EXHIBIT B

TO

CONTRIBUTION AGREEMENT

CONTRIBUTION AND ASSUMPTION AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby assigns, transfers, sells and conveys to Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), its entire legal and beneficial right, title and interest in, to and under:

•	each Partnership, including, without limitation, all right, title and interest, if any, of the undersigned in and to the assets of each Partnership and the right to receive distributions of money, profits and other assets from each Partnership, presently existing or hereafter at any time arising or accruing, and

•	all of the Contributed Assets and the Assumed Agreements, as listed on Schedule A attached hereto, together with all amendments, waivers, supplements and other modifications of and to such agreements, contracts, licenses and other instruments through the date hereof, in each case to the fullest extent assignment thereof is permitted by applicable law,

TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever.

Upon the execution and delivery hereof, the Operating Partnership assumes all obligations in respect of the Partnership Interests and absolutely and unconditionally accepts the foregoing assignment of each Contributed Asset and Assumed Agreement and assumes all Assumed Liabilities (but not the Excluded Liabilities) in respect of the Assumed Agreements, and agrees to be bound by the terms, conditions and covenants thereof, and to perform all duties and obligations of Contributor thereunder from and after the date hereof. The Operating Partnership assumes no Excluded Liabilities, and the parties thereto agree that all Excluded Liabilities shall remain the sole responsibility of the Contributor.

Contributor for itself, its successors and assigns hereby covenants and agrees that, at any time and from time to time after the date hereof upon the written request of the Operating Partnership, Contributor will, without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required by the Operating Partnership in order to assign, transfer, set over, convey, assure and confirm unto and vest in the Operating Partnership, its successors and assigns, title to the Assumed Agreements granted, sold, transferred, conveyed and delivered by this Agreement.

Capitalized terms used herein, but not defined have the meanings ascribed to them in the Contribution Agreement, dated as of             , 2004, between the Operating Partnership and the Contributor.

[Remainder of page left intentionally blank.]

Exhibit B

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered the Agreement as of the date first above written.

Global Innovation Partners, LLC, a Delaware limited liability company

By:	Global Innovation Manager, LLC, its Manager

By:

Name:
Title:

ACKNOWLEDGEMENT

STATE OF	)
	)	ss.:
COUNTY OF	)

On the              day of             , in the year 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared                                              , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and executed before me the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public (SEAL)

S-1

DIGITAL REALTY TRUST, L.P., a Maryland limited partnership

By: Digital Realty Trust, Inc., a Maryland corporation
Its: General Partner

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF	)
	)	ss.:
COUNTY OF	)

On the              day of             , in the year 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared                                                      , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and executed before me the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public (SEAL)

S-2

EXHIBIT C

TO

CONTRIBUTION AGREEMENT

REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF CONTRIBUTOR

Pursuant to the Option Agreement, the representations and warranties contained in this Exhibit C shall be representations and warranties made by the Contributor with respect to Carrier Center in the event the Option (as defined in the Option Agreement) is exercised and the transactions contemplated thereby are consummated on or prior to the Closing, in which case, Carrier Center shall be considered a Property for purposes of this Exhibit C and the indemnification provisions contained herein (including without limitation the representation and warranty survival period, and loss deductible and cap provisions).

ARTICLE 1 — ADDITIONAL DEFINED TERMS

For purposes of this Exhibit C, the following terms have the meanings set forth below. Terms which are not defined below shall have the meaning set forth for those terms as defined in the Agreement to which this Exhibit C is attached:

Actions: Means all actions, litigations, complaints, charges, accusations, investigations, petitions, suits, arbitrations, mediations or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.

Agreement: Means the Contribution Agreement to which this Exhibit C is attached.

Disclosure Schedule: Means that disclosure schedule attached as Appendix A to the Agreement.

Entity: Means each Partnership and each partnership, limited liability company or other legal entity that is a direct or indirect subsidiary of the Contributor and that directly or indirectly owns any Property.

Environmental Law: Means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of any Governmental Entity and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment as in effect on the Closing Date, including but not limited to those pertaining to reporting, licensing, permitting, investigation, removal and remediation of Hazardous Materials, including without limitation: (x) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251), the Safe Drinking Water Act (42 U.S.C. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Endangered Species Act (16 U.S.C. 1531 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. 11001 et seq.), and (y) applicable state and local statutory and regulatory laws, statutes and regulations pertaining to Hazardous Materials.

Environmental Permits: Means any and all licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents that are required under or are issued pursuant to any Environmental Laws.

Exhibit C-1

Excluded Liability: Means any liability of the Contributor or any Entity arising from actions taken or omitted by the Contributor or such Entity in its capacity as a general partner or manager of an Entity with any other equity partners or members prior to the Closing Date which action or inaction comprises or is alleged to be ultra vires or to comprise a breach of its fiduciary duties to such third party.

Governmental Entity: Means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

Hazardous Material: Means any substance:

(i) the presence of which requires investigation or remediation under any Environmental Law action or policy, administrative request or civil complaint under the foregoing or under common law; or

(ii) which is controlled, regulated or prohibited under any Environmental Law as in effect as of the Closing Date, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or

(iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and as of the Closing Date is regulated by any Governmental Entity; or

(iv) the presence of which on, under or about, a Property poses a hazard to the health or safety of persons on or about such Property; or

(v) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation; or

(vi) radon gas.

Indemnifying Party: Means any party required to indemnify any other party under Section 3.2 of this Exhibit C.

Knowledge: Means, with respect to any representation or warranty so indicated, the actual knowledge, without inquiry or duty of inquiry, of Richard A. Magnuson, Michael Foust and Scott Peterson.

Liens: Means, with respect to any real and personal property, all mortgages, pledges, charges or security interests.

Partnership Units: Shall have the meaning set forth in the OP Agreement.

Permitted Liens: Means:

(a) Liens securing taxes, the payment of which is not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued;

Exhibit C-2

(b) Zoning laws and ordinances applicable to the Properties which are not violated by the existing structures or present uses thereof or the transfer of the Properties;

(c) Liens imposed by laws, such as carriers’, warehousemen’s and mechanics’ liens, and other similar liens arising in the ordinary course of business which secure payment of obligations arising in the ordinary course of business not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued;

(d) non-exclusive easements for public utilities and other operational purposes that do not materially interfere with the current use of the Properties;

(e) any exceptions contained in the Preliminary Title Reports identified in Schedule 1 to the Disclosure Schedule (collectively, the “Preliminary Title Reports”) for purposes of the conditions to closing in Section 2.1(a) of the Agreement, and any exceptions contained in the Title Policies for all other purposes under the Agreement or this Exhibit C; and

(f) all Liens listed in Schedule 2.4 of the Disclosure Schedule and any similar liens incurred in any refinancing of the related obligations to the extent contemplated by the Prospectus.

Person: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental entity.

Prospectus: Means the Company’s final prospectus, as delivered to investors in the Public Offering (including, without limitation, the pro forma financial statements contained therein and any matters for which a reserve has been established as reflected in such pro forma financial statements).

REIT Shares: Shall have the meaning set forth in the OP Agreement.

Release: Shall have the same meaning as the definition of “release” in the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) at 42 U.S.C. Section 9601(22), but not including the exclusions identified in that definition, at subparts (A) through (D).

Tax or Taxes: Means any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, harmonized sales, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

Tax Return: Means any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Exhibit C-3

ARTICLE 2 — REPRESENTATIONS AND WARRANTIES

OF CONTRIBUTOR

Except as set forth in the Disclosure Schedule or the Prospectus, the Contributor represents and warrants to the Operating Partnership as set forth below in this Article 2, which representations and warranties are true and correct as of the date hereof and will (except to the extent expressly relating to a specified date) be true and correct as of the date of Closing:

2.1 Organization; Authority; Qualification. The Contributor is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. The Contributor has all requisite power and authority to enter into this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary. Each Entity is duly formed, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of formation and each Entity has the requisite power and authority to carry on its business as it is presently conducted and, to the extent required under applicable law, is qualified to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property make such qualification necessary, except where failure to be so qualified would not have a material adverse effect on the assets, business or financial condition of such Entity. The Contributor has made available to the Operating Partnership true and correct copies of each Entity’s organizational documents, with all amendments as in effect on the date of this Agreement (collectively, the “Organizational Documents”). Schedule 2.1 of the Disclosure Schedule lists each Entity, its jurisdiction of formation and each partner, member or other equity owner of such Entity as of the date hereof.

2.2 Due Authorization. The execution, delivery and performance of the Agreement by the Contributor has been duly and validly authorized by all necessary action of the Contributor and its members. The Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Contributor pursuant to the Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Contributor, each enforceable against the Contributor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

2.3 Consents and Approvals. Except as shall have been satisfied prior to the Closing Date and as set forth in Schedule 2.3 to the Disclosure Schedule, as of the date hereof, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Contributor or any Entity in connection with the execution, delivery and performance of the Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals or authorizations, the failure of which to obtain would not have a material adverse effect on the assets, business, financial condition and results of operation of the Company, the Operating Partnership and their subsidiaries, taken as a whole (a “Material Adverse Effect”).

2.4 Ownership of the Partnership Interests; Contributed Assets.

(a) Except as set forth in Schedule 2.4 to the Disclosure Schedule, the Partnership Interest and Property Interests (if any) listed on Exhibit A attached hereto constitute all of the issued and outstanding interests in the Partnerships, the Entities and the Properties, and such interests are owned (directly or indirectly) by the Contributor. Except as set forth in Schedule 2.4 to the Disclosure Schedule, the Contributor is the sole owner of the Partnership Interests, beneficially and of record, free and clear of any Liens of any nature (other than the Permitted Liens) and has full power and authority to convey the Partnership Interests, free and clear of any Liens (other than the Permitted Liens), and, upon delivery of consideration for such Partnership Interests as herein provided, the Operating Partnership will acquire good and marketable title thereto, free and clear of any Liens (other than the Permitted Liens and any liens arising through the Operating Partnership). Except as set forth in Schedule 2.4 to the Disclosure Schedule, there are no rights to purchase, subscriptions, warrants, options, conversion rights or preemptive rights relating to the Partnership Interests or any equity interest in any Entity.

Exhibit C-4

(b) Except as set forth in Schedule 2.4 to the Disclosure Schedule, the Contributor or the relevant Entity, as applicable, is the sole owner of the Contributed Assets, if applicable, beneficially and of record, free and clear of any Liens of any nature (other than Permitted Liens) and has full power and authority to convey the Contributed Assets, free and clear of any Liens (other than the Permitted Liens), and, upon delivery of consideration for such Contributed Assets as provided herein, if applicable, the Operating Partnership will acquire good and marketable title thereto, free and clear of any Liens (other than Permitted Liens and any liens arising through the Operating Partnership). The Partnership Interests, Property Interest, Contributed Assets and Assumed Agreements constitute all assets, rights, interests, and property interests owned by the Contributor related to the Participating Properties. Other than the ownership interests listed on Schedule 2.4, no Entity holds any equity ownership interest in, or any note or other security of, any other partnership, limited liability company or other entity.

2.5 No Violation. Except as shall have been cured to the satisfaction of the Operating Partnership, consented to or waived in writing by the Operating Partnership prior to the Closing Date or as set forth in Schedule 2.5 to the Disclosure Schedule, none of the execution, delivery or performance of the Agreement, any agreement contemplated thereby and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Operating Partnership of (A) the organizational documents, including the operating agreement, if any, of the Contributor or any of the Entities, (B) any agreement, document or instrument to which the Contributor is a party or by which the Contributor, the Partnership Interests, Property Interests (if any), any Entity or the Contributed Assets are bound or (C) any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or governmental or regulatory authority or foreign, federal, state, local or other law binding on the Contributor or the Entities or by which the Contributor, Entity or any of their assets or properties (including the Contributed Assets) are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach or default would not have a Material Adverse Effect.

2.6 Non-Foreign Status. The Contributor is a United States person (as defined in Section 7701(a)(30) of the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons, and is not subject to any state withholding requirements. The Contributor will provide affidavits at the Closing to this effect as provided for in Section 2.3(g) of the Agreement.

2.7 Withholding. The Contributor shall execute at Closing such certificates or affidavits reasonably necessary to document the inapplicability of any United States federal or state withholding provisions, including without limitation those referred to in Section 2.6 above. If the Contributor fails to provide such certificates or affidavits, the Operating Partnership may withhold a portion of any payments otherwise to be made to the Contributor as required by the Code or applicable state law.

Exhibit C-5

2.8 Investment Purposes. The Contributor acknowledges its understanding that the offering and issuance of the Partnership Units to be acquired pursuant to the Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended and the rules and regulations in effect thereunder (the “Act”) and that the Operating Partnership’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of the Contributor contained herein. In furtherance thereof, the Contributor represents and warrants to the Company as follows:

2.8.1 Investment. The Contributor is acquiring the Partnership Units solely for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof, other than with respect to the pro rata conveyance of a portion of the Partnership Units received by the Contributor hereunder to its members pursuant to the terms of the Allocation Agreements and in accordance with the Contributor’s limited liability company agreement. The Contributor agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, “Transfer”) any of the Partnership Units unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for the Contributor (which counsel shall be reasonably acceptable to the Operating Partnership) shall have furnished the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Operating Partnership, to the effect that no such registration is required because of the availability of an exemption from registration under the Act and qualification or other compliance under applicable blue sky or state securities laws. The term “Transfer” shall not include any redemption of the Partnership Units or exchange of the Partnership Units for REIT Shares pursuant to Section 8.6 of the OP Agreement. Notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the OP Agreement.

2.8.2 Knowledge. The Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by the Federal securities laws and as described in the Agreement. The Contributor is able to bear the economic risk of holding the Partnership Units for an indefinite period and is able to afford the complete loss of its investment in the Partnership Units; the Contributor has received and reviewed all information and documents about or pertaining to the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the issuance of the Partnership Units as the Contributor deems necessary or desirable, has had cash flow and operations data for the Properties made available by the Operating Partnership upon request and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the Operating Partnership, the Properties, the business and prospects of the Company and the Operating Partnership and the Partnership Units which the Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the Partnership Units and to conduct its own independent valuation of the Properties.

2.8.3 Holding Period. The Contributor acknowledges that it has been advised that (i) the Partnership Units must be held for fourteen (14) months (except for Partnership Units distributed to the Selling Members pursuant to the Allocation Agreements) and may have to be held indefinitely thereafter, and the Contributor must continue to bear the economic risk of the investment in the Partnership Units (and any Common Stock that might be exchanged therefor), unless they are subsequently registered under the Act or an exemption from such registration is available (it being understood that the Operating Partnership has no intention of so registering the Partnership Units), (ii) a restrictive legend in the form hereafter set forth shall be placed on the certificates representing the Partnership Units (and any Common Stock that might be exchanged therefor), and (iii) a notation shall be made in the appropriate records of the Operating Partnership (and the Company) indicating that the Partnership Units (and any Common Stock that might be exchanged therefor) are subject to restrictions on transfer.

2.8.4 Accredited Investor. The Contributor is an “accredited investor” (as such term is defined in Rule 501 (a) of Regulation D under the Act). The Contributor has previously provided the Operating Partnership with a duly executed Accredited Investor Questionnaire. No event or circumstance has occurred since delivery of such Questionnaire to make the statements contained therein false or misleading.

Exhibit C-6

2.8.5 Legend. Each certificate representing the Partnership Units (and any Common Stock that might be exchanged therefor) shall bear the following legend:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS;

In addition, the Common Stock for which the Partnership Units may, in certain circumstances, be exchanged shall also bear a legend which generally provides the following:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (“REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S ARTICLES OF AMENDMENT AND RESTATEMENT, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 9.8% OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION AND NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iii) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP SET FORTH IN (i) OR (ii) IS VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES, AND ANY TRANSFER THAT WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS SHALL BE VOID AB INITIO. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE CHARTER OF THE CORPORATION SHALL

Exhibit C-7

HAVE THE MEANINGS ASCRIBED TO THEM IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

2.9 No Brokers. Except as set forth in Schedule 2.9 to the Disclosure Schedule, no Contributor nor any of the Contributor’s respective officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Operating Partnership or any of its affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by the Agreement.

2.10 Solvency. Assuming the accuracy of the Operating Partnership’s representations and warranties, each of the Contributor and Entity will be solvent immediately following the transfer of the Partnership Interests and the Contributed Assets to the Operating Partnership.

2.11 Taxes. To the Contributor’s Knowledge, other than with respect to any property tax reassessment, as to which no representation or warranty of any kind is made in this Section 2.11 or otherwise, the transactions contemplated hereby will not result in any income tax liability to any Entity, the Company or the Operating Partnership, and no tax lien or other charge exists or will exist upon consummation of the transactions contemplated hereby with respect to any Property, except such tax liens for which the tax is not delinquent and has been properly reserved for payment by the Entities. The copies of the real property tax bills for each Property for the current tax year which have been furnished or made available to the Operating Partnership are true and correct copies of all of the tax bills for such tax year actually received by Contributor and each Entity or such Contributor’s or Entity’s agents for the Property. Except for Asbury Park Holdings Limited and its subsidiaries, for federal income tax purposes, each Entity is, and at all times during its existence has been either (i) a partnership or limited liability company taxable as a partnership (rather than an association or a publicly traded partnership taxable as a corporation) or (ii) a disregarded entity. Asbury Park Holdings Limited and its subsidiaries at all times during their existence have been treated as corporations for federal income tax purposes. Each Entity has timely and properly filed all Tax Returns required to be filed by it and has timely paid all Taxes required to be paid by it. No Entity has requested any extension of time or agreed to any extension of the applicable statue of limitations within which to file any pending Tax Return. Except as may be set forth in Schedule 2.11 to the Disclosure Schedule, none of the Tax Returns filed by any of the Entities is the subject of a pending or ongoing audit, and no federal, state, local or foreign taxing authority has asserted any tax deficiency or other assessment against a Property or an Entity.

2.12 Litigation. Except as set forth in Schedule 2.12 to the Disclosure Schedule, there is no Action, litigation, claim or other proceeding, either judicial or administrative (including, without limitation, any governmental action or proceeding), pending or, to Contributor’s Knowledge, threatened in the last twelve months, against the Property, the Property Interest, the Contributor, the Contributed Assets or any of the Entities or that would reasonably be expected to adversely affect the Contributor’s ability to consummate the transactions contemplated hereby. Contributor is not bound by any outstanding order, writ, injunction or decree of any court, Governmental Entity or arbitration against or affecting all or any portion of its Partnership Interests, Property Interests (if any), the Contributed Assets, or any Entity which in any such case would impair the Contributor ability to enter into and perform all of its obligations under the Agreement or would have a Material Adverse Effect.

Exhibit C-8

2.13 Compliance With Laws. In connection with the operation of the Properties, except as set forth in Schedule 2.13 to the Disclosure Schedule, to Contributor’s Knowledge, the Properties have been maintained and on the date hereof are, and as of the Closing Date, will be, in compliance in all material respects with all applicable laws, ordinances, rules, regulations, codes, orders and statutes (including, without limitation, those currently relating to fire safety, conservation, parking, Americans with Disabilities Act, zoning and building laws) whether federal, state or local, foreign. Compliance with Environmental Laws is not addressed by this Section 2.13, but rather solely by Section 2.17.

2.14 Eminent Domain. There is no existing or, to the Contributor’s Knowledge, proposed or threatened condemnation, eminent domain or similar proceeding, or private purchase in lieu of such a proceeding, in respect of all or any material portion of the Properties.

2.15 Licenses and Permits. Except as set forth in Schedule 2.15 to the Disclosure Schedule, to Contributor’s Knowledge, all notices, licenses, permits, certificates (including certificates of occupancy), rights, privileges, franchises and authority required in connection with the construction, use, occupancy, management, leasing and operation of the Properties have been obtained and are in full force and effect, are in good standing, except for those licenses, permits and certificates, the failure of which to obtain or maintain in good standing, would not have a Material Adverse Effect on any Property.

2.16 Real Property.

(a) None of the Contributor, the Partnerships, nor, except as set forth in Schedule 2.16(a) to the Disclosure Schedule, any other party to any material agreement affecting the Properties, has given to the Contributor or, to Contributor’s Knowledge, received any notice of any uncured default with respect to any material agreement affecting the Properties which would have a material adverse effect on one or more Properties, and, no event has occurred or, to Contributor’s Knowledge, is threatened, which through the passage of time or the giving of notice, or both, would constitute a default thereunder which would have a material adverse effect on one or more Properties or would cause the acceleration of any material obligation of any party thereto or the creation of a Lien upon any Property, except for Permitted Liens. To Contributor’s Knowledge, such agreements are valid and binding and in full force and effect, have not been amended, modified or supplemented since such time as such agreements were made available to the Operating Partnership, except for such amendments, modifications and supplements delivered or made available to the Operating Partnership.

(b) To Contributor’s Knowledge, except as set forth in Schedule 2.16(b) to the Disclosure Schedule, the Entity that owns fee title to an underlying Property as described in the Preliminary Title Reports has insurable fee simple title to such Property.

2.17 Environmental Compliance. To Contributor’s Knowledge, except as may be disclosed in Schedule 2.17 to the Disclosure Schedule or the environmental reports listed therein (the “Environmental Reports”) (true and correct copies of which have been made available to the Operating Partnership), the Properties are currently in compliance with all Environmental Laws and Environmental Permits. The Contributor has not received any notice from the United States Environmental Protection Agency or any other federal, state, county or municipal entity or agency that regulates Hazardous Materials or public health risks or other environmental matters or any other private party or Person claiming any violation of, or requiring compliance with, any Environmental Laws or Environmental Permits or demanding payment or contribution for any Release or other environmental damage in, on, under, or upon any of the Properties. No investigation or litigation with respect to Hazardous Materials located in, on, under or upon any of the Properties is pending or, to Contributor’s Knowledge, has been threatened in the last twelve months by any Governmental Entity or any third party. To Contributor’s

Exhibit C-9

Knowledge, except as may be disclosed in Schedule 2.17 to the Disclosure Schedule or the Environmental Reports, no environmental conditions exist at, on, under, upon or affecting the Properties or any portion thereof that would reasonably be likely to result in any material claim, liability or obligation under any Environmental Laws or Environmental Permit or any material claim by any third party.

2.18 Trademarks and Tradenames; Proprietary Rights.

(a) There are no actions or other judicial or administrative proceedings against the Contributor, the Partnerships, or the Properties pending or, to Contributor’s Knowledge, threatened in the last twelve months, that concern any copyrights, copyright application, trademarks, trademark registrations, trade names, service marks, service mark registrations, trade names and trade name registrations or any trade secrets being transferred to the Operating Partnership hereunder (the “Proprietary Rights”) and that, if adversely determined, would have a Material Adverse Effect. There are no patents or patent applications relating to the operations of the Properties as conducted prior to the Closing.

(b) To Contributor’s Knowledge, the current use of the Proprietary Rights does not conflict with, infringe upon or violate any copyright, trade secret, trademark or registration of any other person.

2.19 Condition of Property. To Contributor’s Knowledge, except as set forth in the property condition assessment reports and other similar reports prepared for the Properties and made available to the Operating Partnership in connection with the Formation Transactions, as listed in Schedule 2.19 to the Disclosure Schedule (collectively, the “Property Reports”), there is no material defect in the structural condition of any Property, the roof thereon, the improvements thereon, the structural elements thereof and the mechanical systems thereon (including, without limitation, all HVAC, plumbing, electrical, elevator, security, utility, sprinkler and safety systems), nor any material damage from casualty or other cause, nor any soil condition of any Property that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations, except for any such defect, damage or condition that has been corrected or will be corrected in the ordinary course of the business of the Property as disclosed as part of its scheduled annual maintenance and improvement program. To Contributor’s Knowledge, except as set forth in the Preliminary Title Reports or the Property Reports, as of the date hereof, or may be disclosed in the Title Policies as of the Closing, there have been no alterations to the exteriors of any of the buildings or other improvements on any Property that would render any surveys or plans provided to the Operating Partnership in connection with the Formation Transactions materially inaccurate or otherwise reflect a material deficiency in title to such improvements.

2.20 Leases. With respect to each Property, the information regarding the leases, licenses, tenancies, possession agreements and occupancy agreements with the tenants referenced under the captions “Business and Properties” in the Prospectus (the “Leases”) is accurate in all material respects. The Entity that owns fee or leasehold title to the underlying Property (the “Holder”) holds the lessor’s interest under such Leases; a true and complete copy of all such Leases have been made available to the Operating Partnership; to Contributor’s Knowledge, such Leases are in full force and effect, except as indicated otherwise in Schedule 2.20 to the Disclosure Schedule, the rent roll delivered to the Operating Partnership on the date hereof or in any estoppel certificate delivered to the Operating Partnership prior to the Closing; the Holder, as lessor under such Leases, has not received any notice that it is in default of any of its obligations under such Leases beyond any applicable grace period which has not been cured; to Contributor’s Knowledge, except as set forth in Schedule 2.20 to the Disclosure Schedule or the rent roll delivered to the Operating Partnership on the date hereof, no tenant is in default

Exhibit C-10

under any Lease. To Contributor’s Knowledge, all material obligations of the lessor under the Leases that have accrued to the date hereof have been performed or satisfied. To Contributor’s Knowledge, no tenants under any of the Leases is presently the subject of any voluntary or involuntary bankruptcy or insolvency proceedings.

2.21 Ground Leases. The ground leases referenced in Schedule 2.21 to the Disclosure Schedule (the “Ground Leases”) are the only ground leases or air space leases in which any of the Partnerships holds an interest as lessee or tenant. A true and complete copy of all such Ground Leases have been made available to the Operating Partnership. To Contributor’s Knowledge, such Ground Leases are in full force and effect, except as indicated otherwise in Schedule 2.21 to the Disclosure Schedule, any rent roll delivered to the Operating Partnership on the date hereof or in any estoppel certificate delivered to the Operating Partnership prior to the Closing. The Partnerships have not received any written notice from any ground lessor under any of the Ground Leases alleging the existence of any default on the part of the Partnerships thereunder, which default has not been cured. To the Contributor’s Knowledge, no ground lessor under any of the Ground Leases is in default or is presently the subject of any voluntary or involuntary bankruptcy or insolvency proceedings. None of the Partnerships are in default under any Ground Lease, and no event has occurred which with the passage of time or the giving of notice (or both) would constitute a material default under any Ground Lease.

2.22 Tangible Personal Property. The Partnerships own or lease all of the tangible personal property constituting “Fixtures and Personal Property” (as defined below) which is used in and necessary to the operation of each of the Properties. “Fixtures and Personal Property” shall mean all fixtures, furniture, furnishings, apparatus and fittings, equipment, machinery, appliances, building supplies, tools, and other items of personal property used in connection with the operation or maintenance of the Properties; excluding, however, all fixtures, furniture, furnishings, apparatus and fittings, equipment, machinery, appliances, building supplies, tools, and other items of personal property owned by tenants, subtenants, guests, invitees, employees, easement holders, service contractors and other Persons who own any such property located on the Properties. Except as set forth in Schedule 2.22 to the Disclosure Schedule, to Contributor’s Knowledge, such Fixtures and Personal Property are free and clear of all Liens, other than Liens pursuant to the agreements pursuant to which such Fixtures and Personal Property are leased and Permitted Liens.

2.23 Service Contracts. Except as set forth in Schedule 2.23 to the Disclosure Schedule, (a) there are no employees of any Partnership or Entity as of the date hereof, nor (b) service or maintenance contracts affecting any Property which are not cancelable upon thirty (30) days notice or less or which are for a contract amount greater than $100,000 per annum; true and correct copies of the service, equipment, franchise, operating, management, parking, supply, utility and maintenance agreements relating to any Property (the “Service Contracts”) have been made available to the Operating Partnership and the same are in full force and effect and have not been modified or amended except in the ordinary course of the applicable Partnership’s business. To Contributor’s Knowledge, no material event of default exists (which remains uncured) under any of the Service Contracts.

2.24 Existing Loans. Schedule 2.24 to the Disclosure Schedule and/or the Preliminary Title Reports list all secured loans presently encumbering the Properties or any direct or indirect interest in any Entity, and any unsecured loans to be assumed by the Operating Partnership or any subsidiary of the Operating Partnership at Closing, as of the date hereof (the “Existing Loans”), the approximate outstanding aggregate principal balance of which is approximately $                     as of the date hereof based on the calculation of the loans listed in Schedule 2.24. To Contributor’s Knowledge, the Existing Loans and the documents entered into in connection therewith (collectively, the “Loan Documents”) are in full force and effect as of the date hereof. To Contributor’s Knowledge, no event of default or event that with the passage of time or giving of notice or both would constitute a material event of default has

Exhibit C-11

occurred as of the date hereof under any of the Loan Documents. True and correct copies of the existing Loan Documents have been made available to the Operating Partnership. Except as set forth on Schedule 2.24, no Entity is the holder of any promissory note or similar debt instrument whether issued by an affiliated entity or third party.

2.25 Real Property Taxes; Zoning. The Partnerships have not received any notification of any material new or increased general or special tax assessments for any of the Properties except as may be disclosed in the Preliminary Title Reports, as of the date hereof, or as may be disclosed in the Title Policies as of the Closing. Except as set forth in Schedule 2.25 to the Disclosure Schedule, each of the Properties is assessed for real property tax through one tax bill and each Property is comprised of one or more independent tax lots. The Contributor has not received any written notice (which remains uncured) from any governmental authority stating that any of the Properties is currently violating any zoning, land use or other similar rules or ordinances in any material respect.

2.26 Insurance. Each Entity currently has in place public liability, casualty and other insurance coverage with reputable insurance companies with respect to its Property in customary amounts for projects similar to the Properties in the markets in which such Properties are located, and in all cases substantially in compliance with the existing financing arrangements. To Contributor’s Knowledge, each of such policies is in full force and effect, and all premiums due and payable thereunder have been fully paid when due. No written notice of cancellation, default or non-renewal has been received or to Contributor’s Knowledge threatened with respect thereto.

2.27 Exclusive Representations. Except as set forth above in this Exhibit C, the Contributor makes no representation or warranty of any kind, express or implied, in connection with all or any of the Property, the Partnership Interests, the Contributed Assets or any Entity, and the Operating Partnership acknowledges that it has not relied upon any other such representation or warranty. Except as set forth in Section 3.2(e) of the Agreement, the Contributor acknowledges that no representation or warranty has been made by the Company or the Operating Partnership with respect to the legal and tax consequences of the transfer of the Contributor’s Partnership Interests, Property Interests (if any), the Contributed Assets, the Assumed Liabilities and the Assumed Agreements to the Operating Partnership and the receipt of [Partnership Units/Total Consideration], as consideration therefor. Contributor acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE 3 — INDEMNIFICATION

3.1 Survival Of Representations And Warranties; Remedy For Breach.

(a) Subject to Section 3.7 of this Exhibit C, all representations and warranties contained in this Exhibit C (as qualified by the Disclosure Schedule) or in any Schedule or certificate delivered pursuant hereto shall survive the Closing, including with respect to the representations and warranties contained in this Exhibit C made by the Contributor pursuant to the Option Agreement, if applicable.

(b) Notwithstanding anything to the contrary in the Agreement or this Exhibit C, following the Closing and issuance of Partnership Units to the Contributor, the Contributor shall not be liable under this Exhibit C or the Agreement for monetary damages (or otherwise) for breach of any of its representations, warranties, covenants and obligations contained in this Exhibit C or the Agreement, or in any Schedule, Exhibit, certificate or affidavit delivered by it pursuant thereto or with respect to the Option Agreement or the Acquisition Agreement (as defined in the Option Agreement), other than pursuant to the succeeding provisions of this Article 3, which, except as provided in Sections 1.11 and 7.13 of the Agreement, shall be the sole and exclusive remedy with respect thereto. In

Exhibit C-12

furtherance of the foregoing provision relating to exclusive remedy, the Operating Partnership hereby expressly waives any rights or claims it may have to pursue any other remedy following the Closing and issuance of Partnership Units to the Contributor, except as provided in Section 1.11 and 7.13 of the Agreement, whether under statute or common law against the Contributor or any of its affiliates including, without limitation, any rights arising under any Environmental Law. In no event shall the constituent members, partners, employees, officers, directors of the Contributor, or any Entity other than the Contributor, be liable for monetary damages (or otherwise) for any breach of any of the representations, warranties, covenants and obligations contained in this Exhibit C or the Agreement or in any Schedule, Exhibit, certificate or affidavit delivered by it pursuant thereto or the Option Agreement.

3.2 General Indemnification.

(a) The Contributor shall indemnify and hold harmless the Operating Partnership, the Company and each of their respective directors, officers, employees, agents, representatives and affiliates other than the Contributor (each of which is an “Indemnified Party”) from and against any and all claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative, judicial or administrative proceedings or appeals therefrom, and costs of attachment or similar bonds (collectively, “Losses”), asserted against, imposed upon or incurred by the Indemnified Party in connection with or as a result of any breach of a representation, warranty or covenant of the Contributor contained in this Agreement from and after the Closing Date (as qualified by all items set forth in the Prospectus and the Disclosure Schedule and including, without limitation, this Exhibit C ), or in any Schedule, Exhibit, certificate or affidavit delivered by it pursuant thereto, and pursuant to the Option Agreement.

(b) The Contributor shall also indemnify and hold harmless the Indemnified Parties from and against any and all Losses asserted against, imposed upon or incurred by the Indemnified Parties in connection with or as a result of (i) all fees and expenses of the Contributor in connection with the transactions contemplated by this Agreement; and (ii) any Excluded Liabilities.

(c) With respect to any claim of an Indemnified Party pursuant to this Section 3.2, to the extent available, the Operating Partnership agrees to use diligent good faith efforts to pursue and collect any and all available proceeds under any insurance policy which covers the matter which is the subject of the indemnification prior to seeking indemnification from the Contributor until all proceeds, if any, to which the Operating Partnership or the Indemnified Party is entitled pursuant to such insurance policy have been exhausted; provided, however, that the Operating Partnership may make a claim under this Section 3.2 even if an insurance coverage dispute is pending, in which case, if the Indemnified Party later receives insurance proceeds with respect to any Losses paid by the Contributor for the benefit of any Indemnified Party, then the Indemnified Party shall reimburse the Contributor in an amount equivalent to such proceeds in excess of any deductible amount pursuant to Section 3.6(a) up to the amount actually paid (or deemed paid) by the Contributor to the Indemnified Party in connection with such indemnification (it being understood that all costs and expenses incurred by the Contributor with respect to insurance coverage disputes shall constitute Losses paid by the Contributor for purposes of Section 3.2(a).

3.3 Pledge Agreement. At the IPO Closing, the Contributor shall execute a Pledge Agreement (in the form of Exhibit F to the Agreement) pursuant to which the Contributor’s indemnity contained in this Article III shall be secured by a pledge of Partnership Units.

Exhibit C-13

3.4 Agent for Pledgees.

(a) Each Indemnified Party by accepting the benefits of this Agreement hereby designates and appoints the Operating Partnership as its agent under the Pledge Agreement, and each Indemnified Party hereby irrevocably authorizes the Operating Partnership to take such action or to refrain from taking such action on its behalf under the provisions of the Pledge Agreement and to exercise such powers as are set forth therein, together with such other powers as are reasonably incidental thereto. The Operating Partnership is authorized and empowered to amend, modify or waive any provisions of the Pledge Agreement on behalf of the Indemnified Parties. The Operating Partnership agrees to act as such on the express conditions contained in this Section 3.4. The provisions of this Section 3.4 are solely for the benefit of the Operating Partnership and the Indemnified Parties and no Contributor shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under the Pledge Agreement, the Operating Partnership shall act solely as an administrative representative of the Indemnified Parties and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Indemnified Parties, by or through its agents or employees.

(b) The Operating Partnership shall have no duties, obligations or responsibilities to the Indemnified Parties except those expressly set forth in this Section 3.4 or in the Pledge Agreement. Neither the Operating Partnership nor any of its officers, directors, employees or agents shall be liable to any Indemnified Party for any action taken or omitted by them under this Section 3.4 or under the Pledge Agreement, or in connection with this Section 3.4 or the Pledge Agreement, except that the Operating Partnership shall be obligated on the terms set forth in this Section 3.4 for performance of its express obligations under the Pledge Agreement. In performing its functions and duties under the Pledge Agreement, the Operating Partnership shall exercise the same care which it would exercise in dealing with a security interest in collateral held for its own account, but the Operating Partnership shall not be responsible to any Indemnified Party for any recitals, statements, representations or warranties in the Pledge Agreement or for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of the Pledge Agreement or the Collateral or the transactions contemplated thereby. The Operating Partnership shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Pledge Agreement.

(c) The Operating Partnership shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and with respect to all matters pertaining to this Section 3.4 and the Pledge Agreement and its duties under this Section 3.4 or the Pledge Agreement, upon advice of counsel selected by it. The Operating Partnership shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by the Operating Partnership in its sole discretion.

3.5 Notice and Defense of Claims. As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this Article 3, the Indemnified Party shall give notice thereof to the Contributor, including liabilities or claims to be applied against the indemnification deductible established pursuant to Section 3.6 hereof; provided that failure to give notice to the Contributor will not relieve it from any liability which it may have to any Indemnified Party, unless it did not learn of such claim and such failure results in the forfeiture by the Contributor of substantial rights and defenses. The Indemnified Party may at its option demand indemnity under this Article 3 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as the Indemnified Party shall in good faith determine that such claim is not frivolous and that the Indemnified Party may be liable for, or otherwise incur, a Loss as a result thereof and shall give notice of such determination to Contributor. The Indemnified Party shall permit the Contributor, at the

Exhibit C-14

Contributor’s option and expense, to assume the defense of any such claim by counsel selected by the Contributor and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; PROVIDED, HOWEVER, that the Indemnified Party may at all times participate in such defense at its expense; and PROVIDED FURTHER, HOWEVER, that Contributor shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to all Indemnified Parties a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages which are paid (or deemed paid) in full by the Contributor. If the Contributor shall fail to undertake such defense within 30 days after such notice, or within such shorter time as may be reasonable under the circumstances or as required by applicable law, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of Contributor at the Contributor’s sole cost and expense (to the extent of the deemed value of the Partnership Units pledged pursuant to Section 3.3); PROVIDED, HOWEVER, that the Contributor will not be obligated to indemnify the Indemnified Parties for any compromise or settlement entered into without the Contributor’s prior written consent, which consent shall not be unreasonably withheld or delayed.

3.6 Limitations on Indemnification Under Section 3.2(a).

(a) The Contributor shall not be liable under Section 3.2(a) hereof unless and until the total amount recoverable by the Indemnified Parties from the Contributor under Section 3.2(a) exceeds five hundred thousand dollars ($500,000), in the aggregate; PROVIDED, HOWEVER, that claims for Losses arising out of a breach of representation or warranty contained in Sections 2.1, 2.2, 2.4(a), 2.6, 2.7, 2.9 and 2.11 hereof shall not be subject to such deductible amount but shall be recoverable from the first dollar of Losses.

(b) Notwithstanding anything contained herein to the contrary, the maximum liability of the Contributor in the aggregate under Section 3.2(a) hereof shall not exceed fifteen million dollars ($15,000,000); PROVIDED, HOWEVER, that this limitation shall not apply to claims for Losses arising out of representations and warranties contained in Section 2.4(a). Notwithstanding anything contained herein to the contrary, before taking recourse against any other assets of the Contributor and subject to the limitations set forth in the following sentence, the Indemnified Parties shall look, first to available insurance proceeds (including without limitation any title insurance proceeds, if applicable) pursuant to Section 3.2(c) above, and then to the Contributor’s Partnership Units pledged pursuant to the Pledge Agreement, for indemnification under this Article 3, valuing such Partnership Units based upon the initial public offering price of the Common Stock (and agree to treat any return of Partnership Units as an adjustment to the consideration delivered to the Contributor pursuant to the Formation Transactions). Other than with respect to a breach of representation or warranty under Section 2.4(a), a claim for indemnification pursuant to Section 3.2(b) and a claim pursuant to Section 1.11 of the Agreement, following the Closing and the issuance of Partnership Units to the Contributor, no Indemnified Party shall have recourse to any other assets of the Contributor other than the Partnership Units pledged pursuant to the Pledge Agreement; provided, however, that with respect to any claim for indemnification relating to a breach of Section 2.4(a), the Indemnified Party may also have recourse to any relevant title insurance policy, if any, or if the Contributor does not have title insurance, then against any remaining Partnership Units owned by it at the time such claim is made. Notwithstanding anything to the contrary in this Agreement, the Contributor shall not be liable to the Indemnified Parties for any indirect, special or consequential damages, loss of profits, taxes relating to tax years beginning on or after the closing of the Formation Transactions, loss of value or other similar speculative damages asserted or claimed by the Indemnified Parties.

Exhibit C-15

3.7 Limitation Period.

(a) Notwithstanding the foregoing, any claim for indemnification under Section 3.2(a) hereof must be asserted in writing by the Indemnified Party, stating the nature of the Losses and the basis for indemnification therefore on or prior to February 15, 2006, PROVIDED, HOWEVER, that claims for Losses arising out of a breach of the representations and warranties contained in Section 2.4(a) shall survive and may be brought indefinitely after the Closing.

(b) Subject to Section 3.7(a), if asserted in writing on or prior to February 15, 2006, any claims for indemnification pursuant to Section 3.2(a) shall survive until resolved by mutual agreement between the Contributor and the Indemnified Party or pursuant to Section 7.14 of the Agreement, and any claim for indemnification pursuant to Section 3.2(a) not so asserted in writing on or prior to February 15, 2006 shall not thereafter be asserted and shall forever be waived.

Exhibit C-16

EXHIBIT D

TO

CONTRIBUTION AGREEMENT

TOTAL CONSIDERATION

Total Consideration pursuant to Section 1.5 of the Agreement shall be the number of Partnership Units for each Property set forth below (reduced by any adjustments to the Total Consideration pursuant to the Agreement):

36 North East Second Street—917,169 Partnership Units.

100 Technology Center Drive—1,021,751 Partnership Units.

AboveNet Data Center—1,067,293 Partnership Units.

Ardenwood Corporate Park—2,102,198 Partnership Units.

ASM Lithography Training Facility—542,354 Partnership Units.

AT&T Web Hosting Facility—103,065 Partnership Units.

Brea Data Center—287,400 Partnership Units.

Camperdown House—1,070,223 Partnership Units.

Comverse Technology Building—1,225,054 Partnership Units.

Granite Tower—959,869 Partnership Units.

Hudson Corporate Center—1,615,540 Partnership Units.

Maxtor Manufacturing Facility—976,944 Partnership Units.

NTT/Verio Premier Data Center—1,155,512 Partnership Units.

Savvis Data Center—785,390 Partnership Units.

Siemens Subscriber Networks Headquarters—444,075 Partnership Units.

Stanford Place II—814,992 Partnership Units.

Univision Tower—2,298,550 Partnership Units.

VarTec Building—383,062 Partnership Units.

Webb at LBJ—576,307 Partnership Units.

provided that, to the extent that, on the Determination Date, the Operating Partnership’s good faith determination of the amount of the outstanding principal balance of existing indebtedness to be outstanding immediately prior to the Closing Date with respect to any Property is greater than or less than

Exhibit D-1

the amount set forth for such Property below, the number of Partnership Units for such Property shall be increased or decreased, as the case may be, by the number of Partnership Units equal to such increase or decrease in existing indebtedness divided by Twenty Dollars ($20.00) (except in the case of Univision Tower, in which case the adjustment shall be based on Ninety Percent (90%) of such increase or decrease in existing indebtedness), rounded down to the nearest whole Partnership Unit:

36 North East Second Street—$17,817,374.

100 Technology Center Drive—$20,000,000.

AboveNet Data Center—$27,375,000.

Ardenwood Corporate Park— $38,000,000.

ASM Lithography Training Facility—$13,955,444.

AT&T Web Hosting Facility—$8,775,000.

Brea Data Center—$7,612,500.

Camperdown House—$23,079,105 (using a currency exchange rate of $1.6083 per £1.00)

Comverse Technology Building—$43,500,000.

Granite Tower—$21,645,000.

Hudson Corporate Center—$42,772,500.

Maxtor Manufacturing Facility—$18,000,000.

NTT/Verio Premier Data Center—$19,250,000.

Savvis Data Center—$45,000,000.

Siemens Subscriber Networks Headquarters—$12,900,000.

Stanford Place II—$26,000,000.

Univision Tower—$56,638,855.

VarTec Building—$7,750,000.

Webb at LBJ—$34,387,500.

Notwithstanding the foregoing, the aggregate number of Partnership Units to be delivered to Contributor pursuant to the Agreement shall be reduced by 328,883 Partnership Units.

With respect to this Exhibit D, the “Determination Date” shall mean a date, designated by the Operating Partnership, no more than five business days nor less than one business day prior to the “Subject to Completion Date” date set forth on the preliminary prospectus printed and distributed to potential investors in connection with the marketing of the Public Offering, provided, however, that if a subsequent

Exhibit D-2

preliminary prospectus is thereafter printed and recirculated to potential investors, then the Determination Date shall mean the date of such subsequent preliminary prospectus.

THE CALCULATION OF THE TOTAL CONSIDERATION DELIVERABLE AT CLOSING PURSUANT TO THIS EXHIBIT D SHALL BE PERFORMED IN GOOD FAITH BY THE OPERATING PARTNERSHIP AND IN ACCORDANCE WITH THE CONTRIBUTION AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AGREEMENT, THE CONTRIBUTOR AGREES THAT THE CALCULATION OF TOTAL CONSIDERATION DELIVERABLE AT CLOSING SHALL BE FINAL AND BINDING UPON THE CONTRIBUTOR, ABSENT MANIFEST ERROR. THE CONTRIBUTOR SHALL NOTIFY THE OPERATING PARTNERSHIP IN WRITING OF ANY ALLEGED MANIFEST ERROR WITHIN 48 HOURS OF RECEIPT OF THE OPERATING PARTNERSHIP’S CALCULATION OF THE TOTAL CONSIDERATION DELIVERABLE AT CLOSING. THE CONTRIBUTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL CLAIMS RELATING TO THE CALCULATION OF THE TOTAL CONSIDERATION DELIVERABLE AT CLOSING, OTHER THAN AS SPECIFIED IN SUCH NOTICE SETTING FORTH THE ALLEGED MANIFEST ERROR.

Exhibit D-3

EXHIBIT E

TO

CONTRIBUTION AGREEMENT

Form of Estoppel Certificate

FORM OF ESTOPPEL CERTIFICATE

                    , 2004

Digital Realty Trust, L.P.

[Address]

Re:	Lease between Landlord name (“Landlord”) and (“Tenant”) at address of property (the “Property”).

Dear Ladies and Gentlemen:

You have informed us that Digital Realty Trust, L.P. (the “Operating Partnership”) desires to consolidate the ownership of a portfolio of properties (the “Participating Properties”), including the Property, through a series of transactions (the “Formation Transactions”) whereby the Operating Partnership will acquire direct or indirect interests in the Participating Properties by acquiring direct interests in the Participating Properties (the “Property Interests”) or, directly or indirectly, some or all of the interests in certain limited partnerships, certain limited liability companies and certain other entities (collectively, the “Participating Partnerships”) which currently own directly or indirectly the Participating Properties, or a combination of the foregoing. The Formation Transactions relate to the proposed initial public offering (the “Public Offering”) of the common stock of Digital Realty, a Maryland corporation which                                  (individually and collectively, “Underwriter”) are underwriting, and as a condition precedent thereto you have required this certification of the undersigned.

The undersigned hereby ratifies the Lease (defined below), certifies and agrees:

1.	The lease between Landlord and Tenant dated is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except as set forth on Exhibit “A” attached hereto) and said lease as so assigned, modified, supplemented or amended (the “Lease”) represents the entire agreement between the parties with respect to the premises which are the subject of the Lease (the “Premises”).

2.	The Commencement Date (as defined in the Lease) of the Lease was: .

3.	The expiration date of the Lease is: and Tenant has no rights to extend or renew the term of the Lease except as set forth below:____________________________________________________________________
__________________________________________________________;

Exhibit E

4.	The rentable square footage of the Premises is: square feet;

5.	The current Basic Rent payable pursuant to the terms of the Lease is $ per month; Tenant’s 2004 monthly estimated share of Operating Expenses and Real Property Taxes (as those terms are defined in the Lease) is $ ; and further, Tenant currently is required to pay the following additional charges in the following amounts: ;

6.	During the term of the Lease, the maximum number of parking passes Landlord is required to provide to Tenant for the Premises currently leased by Tenant is passes for on-site parking and passes for off-site parking. Tenant presently is renting passes for parking on-site and passes for parking off-site;

7.	Tenant has no right or option to expand the Premises, or to lease additional space at the Property [except as set forth in the Lease];

8.	Tenant has no option or right of first refusal, pursuant to the Lease or otherwise, to purchase the Property or any part thereof;

9.	Tenant is presently solvent and is not subject of any reorganization and/or bankruptcy and is in occupancy, open, and conducting business with the public in the Premises in accordance with all applicable laws;

10.	Any construction allowance or other financial obligation by Landlord to Tenant provided for in the Lease with respect to Tenant’s improvements or otherwise has been paid in full and Landlord has performed all work and improvements with respect to the Premises required to be performed by Landlord under the Lease;

11.	Tenant has no defenses, offsets, claims or counterclaims against the enforcement of the Lease by the Landlord or against Tenant’s obligations under the Lease as of the date hereof;

12.	No rental has been paid more than thirty (30) days in advance, and Tenant is not entitled to any concession or rebate of rent or other charges from time to time due and payable under the Lease;

13.	Tenant has paid [no security deposit] [a security deposit in the amount of $ ] under the Lease;

14.	To Tenant’s knowledge, Landlord is not in default under the Lease and has not committed any violation of the Lease which with the passage of time or giving of notice would constitute a default under the Lease;

15.	Tenant has no knowledge of any default by it under the Lease or of any violation by it under the Lease which with the passage of time or giving of notice or both would constitute a default by it under the Lease;

Exhibit E

16.	No one other than Tenant and its employees occupy the Premises. Tenant has not sublet the Premises except as indicated on Exhibit “A” hereto; and

17.	The statements contained herein may be relied upon by the following entities and their successors and assigns: (i) Operating Partnership, (ii) Underwriter, (iii) the holder of any shares of common stock of the Company (“Shares”) issued pursuant to the Public Offering (iv) any servicer or agent acting on behalf of the holders of any Shares and (v) any rating agencies involved in the Formation Transactions or Public Offering.

Very truly yours,

TENANT NAME

By:

Name:
Title:

Exhibit E